EX-99.1

Contacts:
Elise Caffrey	Matthew Lloyd
Investor Relations	Media Relations
iRobot Corp.	iRobot Corp.
(781) 430-3003	(781) 430-3720
ecaffrey@irobot.com	mlloyd@irobot.com

iRobot Reports Fourth-Quarter and Full-Year Financial Results

Q4 and Full-Year Revenue and EPS Exceed Expectations; Record 4th Quarter Revenue

Plans Incremental 2016 Investment to Drive Longer-Term Growth

BEDFORD, Mass., Feb. 10, 2016 - iRobot Corp. (NASDAQ: IRBT), a leader in delivering robotic technology-based solutions, today announced its financial results for the fourth quarter and full year ended January 2, 2016.

“2015 was another great year for iRobot. Throughout the year, we made strategic investments in our business that drove record quarterly revenue and resulted in revenue and EPS that exceeded our expectations,” said Colin Angle, chairman and chief executive officer of iRobot. “The divestiture of the Defense & Security business announced on February 4, 2016 will allow us to focus on the home and deliver accelerated revenue growth in 2016 and beyond.

“Revenue, excluding D&S, is expected to grow 11 - 13% in 2016 as we expand worldwide distribution of Roomba 980, tap further into a large and growing market in China and build our wet floor care business. Our Roomba marketing programs were highly successful in the United States, where Q4 sell through at our top 5 retailers was up more than 70% year-on-year, resulting in a significant return on our investment. We are highly confident that we have the right marketing mix to export overseas to accelerate growth in those markets, and we expect revenue in all three geographic regions to grow in the low to mid-teens in 2016.

“Looking over a 3-year horizon, it is critical that we make strategic investments today to drive diversification of Home revenue for the future. This will include product diversification through more significant contributions from wet floor care as well as future revenue opportunities from connected, mapping products. This will also include more significant regional diversification as China continues to ramp and Japan returns to growth. The capital allocation and investment decisions we are making today will pave the road for higher revenue acceleration in 2017 and 2018.

“For 2016, we expect revenue of $630 to $642 million, EPS of between $1.20 and $1.40, and Adjusted EBITDA of $80 to $90 million. Expectations include a stub period of one quarter of Defense & Security results as well as the impact of one-time divestiture costs, most of which we expect to incur during Q1 2016.”

Financial Results

•
Revenue for the fourth quarter of 2015 was $206.4 million, compared with $159.3 million for the fourth quarter of 2014. Revenue for the full year 2015 was $616.8 million, compared with $556.8 million for the full year 2014.

•
Net income for the fourth quarter of 2015 was $19.3 million, compared with $9.4 million for the fourth quarter of 2014. Net income for the full year 2015 was $44.1 million, compared with $37.8 million for full-year 2014.

•
Quarterly earnings per share were $0.65, compared with $0.31 in the fourth quarter last year. Full-year earnings per share were $1.47, compared with $1.25 last year. The enactment of the 2015 R&D credit in December 2015 positively impacted fourth-quarter and full-year 2015 EPS by $0.05. In 2014, there was a positive $0.04 impact on fourth-quarter and full-year EPS from the R&D credit enacted in December 2014.

•
Adjusted EBITDA for the fourth quarter of 2015 was $35.0 million, compared with $19.7 million in the fourth quarter of 2014. Adjusted EBITDA for the full year 2015 was $92.0 million, compared with $79.8 million for full-year 2014.

Business Highlights

•	Domestic Home Robot business grew 46% in Q4 and 25% for the full year over 2014, due primarily to investment in ad media, national promotions, and the launch of Roomba 980.

•	Growth in China was more than 70% year-over-year in 2015 driven by successful execution of our e-commerce strategy, particularly on the 11/11 and 12/12 holidays.

•	Our Defense & Security business delivered full-year results consistent with our expectations. On February 2, 2016, we signed a definitive agreement to sell the business.

•	Announced a $65 million addition to the 2016 share repurchase program, bringing the total 2016 program to over $100 million.

Financial Expectations

Management provides the following expectations with respect to the year ending December 31, 2016 and first quarter ending April 2, 2016. The expectations assume the divestiture is closed during the first quarter, but the exact timing is uncertain, resulting in the following ranges for guidance:

Fiscal Year 2016:
Revenue	$630 - $642 million
Earnings Per Share*	$1.20 - $1.40
Adjusted EBITDA	$80 - $90 million

Full-Year 2016 BU Revenue:
Home	$625 - $635 million
Other	$2 - $7 million

Q1 2016:
Revenue	$125 - $135 million
(Loss)/Earnings Per Share*	($0.03) - $0.04
Adjusted EBITDA	$8 - $11 million

* Includes approximately $0.05 of one-time divestiture costs as well as $0.05-$0.07 of D&S stub period loss for Q1.

Fourth-Quarter and Full-Year Conference Call
iRobot will host a conference call tomorrow at 8:30 a.m. ET to discuss its financial results for the fourth fiscal quarter and full year 2015, and outlook for the first fiscal quarter and full year 2016 financial performance. Pertinent details include:

Date:	Thursday, February 11, 2016
Time:	8:30 a.m. ET
Call-In Number:	847-619-6397
Passcode:	40924296

A live, audio broadcast of the conference call will also be available at http://investor.irobot.com/phoenix.zhtml?c=193096&p=irol-EventDetails&EventId=5206137. An archived version of the broadcast will be available on the same website shortly after the conclusion of the live event. A replay of the telephone conference call will be available through February 18, and can be accessed by dialing 630-652-3042, passcode 40924296#.

About iRobot Corp.
iRobot designs and builds robots that empower people to do more. The company's home robots help people find smarter ways to clean and accomplish more in their daily lives. Its remote presence robots enable virtual presence from anywhere in the world. iRobot’s portfolio of solutions feature proprietary technologies for the connected home and advanced concepts in navigation, mobility, manipulation and artificial intelligence. For more information about iRobot, please visit www.irobot.com.

For iRobot Investors
Certain statements made in this press release that are not based on historical information are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This press release contains express or implied forward-looking statements relating to, among other things, iRobot Corp.’s expectations regarding future financial performance, future operating performance and growth, the rate of revenue growth, demand for our robots, strategic investments to diversify Home revenue, the impact of the divestiture of our Defense & Security business, and anticipated revenue, earnings per share and Adjusted EBITDA for fiscal year 2016 and the first quarter ending April 2, 2016. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things: our ability to operate in an emerging market, the financial strength of our customers and retailers, general economic conditions, market acceptance of our products, and competition. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. iRobot Corp. undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by iRobot Corp., see the disclosure contained in our public filings with the Securities and Exchange Commission.

This press release includes Adjusted EBITDA and revenue and net income per share excluding Defense & Security revenue, which are non-GAAP financial measures as defined by SEC Regulation G. We define Adjusted EBITDA as earnings before interest, taxes, depreciation, amortization, stock-based compensation expense, merger, acquisition and divestiture expense, net intellectual property litigation expense, and restructuring expense. Reconciliations between net income and Adjusted EBITDA, between revenue and revenue excluding Defense & Security revenue, and between net income per share and net income per share excluding Defense & Security net income per share, are provided in the financial tables at the end of this press release.

iRobot Corporation
Consolidated Statements of Income
(in thousands, except per share amounts)
(unaudited)

	For the three months ended		For the twelve months ended
	January 2, 2016	December 27, 2014	January 2, 2016	December 27, 2014
Revenue	$206,420	$159,342	616,778	556,846
Cost of revenue	111,093	83,007	327,852	298,791
Gross margin	95,327	76,335	288,926	258,055
Operating expenses:
Research and development	20,185	17,886	76,071	69,408
Selling and marketing	36,876	32,180	97,772	86,091
General and administrative	15,270	13,501	54,465	49,439
Total operating expenses	72,331	63,567	228,308	204,938
Operating income	22,996	12,768	60,618	53,117
Other income (expense), net	3,301	(239)	2,353	(708)
Income before income taxes	26,297	12,529	62,971	52,409
Income tax expense	6,966	3,143	18,841	14,606
Net income	$19,331	$9,386	$44,130	$37,803

Net income per share
Basic	$0.66	$0.32	$1.49	$1.28
Diluted	$0.65	$0.31	$1.47	$1.25

Number of shares used in per share calculations
Basic	29,140	29,626	29,550	29,485
Diluted	29,602	30,240	30,107	30,210

Stock-based compensation included in above figures:
Cost of revenue	$414	$239	$1,076	$865
Research and development	519	934	3,256	3,359
Selling and marketing	368	436	1,457	1,296
General and administrative	2,420	2,153	8,394	8,258
Total	$3,721	$3,762	$14,183	$13,778

iRobot Corporation
Condensed Consolidated Balance Sheets
(unaudited, in thousands)

	January 2, 2016	December 27, 2014

Assets
Cash and cash equivalents	$179,915	$185,957
Short term investments	33,124	36,166
Accounts receivable, net	104,679	71,056
Unbilled revenue	452	2,614
Inventory	61,678	47,857
Deferred tax assets	—	21,505
Other current assets	9,501	9,704
Total current assets	389,349	374,859
Property and equipment, net	26,850	31,297
Deferred tax assets	31,721	8,409
Goodwill	48,751	48,751
Intangible assets, net	15,664	19,146
Other assets	9,408	10,751
Total assets	$521,743	$493,213

Liabilities and stockholders' equity
Accounts payable	$61,655	$60,256
Accrued expenses	15,954	18,701
Accrued compensation	15,752	16,235
Deferred revenue and customer advances	3,265	3,849
Total current liabilities	96,626	99,041
Long term liabilities	7,706	3,736
Stockholders' equity	417,411	390,436
Total liabilities and stockholders' equity	$521,743	$493,213

iRobot Corporation
Consolidated Statements of Cash Flows
(unaudited, in thousands)

	For the twelve months ended
	January 2, 2016	December 27, 2014
Cash flows from operating activities:
Net income	$44,130	$37,803
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	15,090	13,049
Loss on disposal of property and equipment	214	246
Gain on sale of investment	(3,287)	—
Stock-based compensation	14,183	13,778
Deferred income taxes, net	(985)	3,101
Tax benefit of excess stock-based compensation deductions	(1,467)	(3,051)
Non-cash director deferred compensation	149	49
Changes in operating assets and liabilities — (use) source
Accounts receivable	(33,623)	(31,708)
Unbilled revenue	2,162	(1,758)
Inventory	(13,978)	(2,387)
Other assets	203	(2,856)
Accounts payable	3,786	16,249
Accrued expenses	(2,768)	3,695
Accrued compensation	(483)	(3,371)
Deferred revenue and customer advances	(584)	(1,236)
Long term liabilities	3,970	(997)
Net cash provided by operating activities	26,712	40,606

Cash flows from investing activities:
Additions of property and equipment	(9,372)	(13,774)
Change in other assets	(1,015)	(250)
Proceeds from sale of cost method investment	5,645	—
Purchase of investments	(17,755)	(31,219)
Sales of investments	20,500	16,500
Net cash used in investing activities	(1,997)	(28,743)

Cash flows from financing activities:
Income tax withholding payment associated with restricted stock vesting	(1,295)	(1,626)
Proceeds from stock option exercises	6,464	8,943
Stock repurchases	(37,393)	(1,678)
Tax benefit of excess stock-based compensation deductions	1,467	3,051
Net cash provided by (used in) financing activities	(30,757)	8,690

Net increase (decrease) in cash and cash equivalents	(6,042)	20,553
Cash and cash equivalents, at beginning of period	185,957	165,404
Cash and cash equivalents, at end of period	$179,915	$185,957

iRobot Corporation
Supplemental Information
(unaudited)

	For the three months ended		For the twelve months ended
	January 2, 2016	December 27, 2014	January 2, 2016	December 27, 2014

Revenue: *
Home Robots	$175,197	$134,131	$559,619	$507,414
Domestic	$84,317	$57,759	$234,904	$187,643
International	$90,880	$76,372	$324,715	$319,771

Defense & Security	$30,504	$24,133	$55,004	$45,502
Domestic	$23,437	$16,483	$34,304	$26,825
International	$7,067	$7,650	$20,700	$18,677

Product	$30,184	$21,367	$54,080	$42,314
Contract	$320	$2,766	$924	$3,188

Product Life Cycle	$20,097	$16,290	$31,561	$27,493

Gross Margin Percent:
Home Robots	49.2%	52.2%	50.9%	50.5%
Defense & Security	50.7%	47.4%	45.9%	46.4%
Total Company	46.2%	47.9%	46.8%	46.3%

Units shipped:
Home Robots *	771	571	2,436	2,174
Defense & Security	102	135	294	265

Average gross selling prices for robot units:
Home Robots	$262	$255	$251	$245
Defense & Security *	$99	$37	$77	$56

Defense & Security Funded Product Backlog *	$10,464	$18,188	$10,464	$18,188

Days sales outstanding	46	42	46	42

Days in inventory	51	53	51	53

Headcount	622	572	622	572

* in thousands

iRobot Corporation
Adjusted EBITDA Reconciliation to GAAP
(unaudited, in thousands)

	For the three months ended		For the twelve months ended
	January 2, 2016	December 27, 2014	January 2, 2016	December 27, 2014

Net income	$19,331	$9,386	$44,130	$37,803

Interest income, net	(196)	(174)	(678)	(673)
Income tax expense	6,966	3,143	18,841	14,606
Depreciation	3,599	2,516	11,375	9,192
Amortization	922	955	3,715	3,857

EBITDA	30,622	15,826	77,383	64,785

Stock-based compensation expense	3,721	3,762	14,183	13,778
Merger, acquisition and divestiture expense*	567	—	822	—
Net intellectual property litigation (income) expense	99	73	(394)	1,214
Restructuring expense	—	—	—	—

Adjusted EBITDA	$35,009	$19,661	$91,994	$79,777

* This definition was modified in the fourth quarter of fiscal 2015 to incorporate divestiture related costs. The $822,000 for the twelve month period ended January 2, 2016 includes $255,000 of costs not previously reported that were incurred in fiscal 2015 prior to the fourth quarter of 2015.

Use of Non-GAAP Financial Measures

In evaluating its business, iRobot considers and uses Adjusted EBITDA as a supplemental measure of its operating performance. The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation, amortization, stock-based compensation expense, merger, acquisition and divestiture expense, net intellectual property litigation expense, and restructuring expense. The Company also presents Adjusted EBITDA because it believes it is frequently used by securities analysts, investors and other interested parties as a measure of financial performance.

The term Adjusted EBITDA is not defined under U.S. generally accepted accounting principles, or U.S. GAAP, and is not a measure of operating income, operating performance or liquidity presented in accordance with U.S. GAAP. Adjusted EBITDA has limitations as an analytical tool, and when assessing the Company's operating performance, investors should not consider Adjusted EBITDA in isolation, or as a substitute for net income (loss) or other consolidated income statement data prepared in accordance with U.S. GAAP. Among other things, Adjusted EBITDA does not reflect the Company's actual cash expenditures. Other companies may calculate similar measures differently than iRobot, limiting their usefulness as comparative tools. iRobot compensates for these limitations by relying primarily on its GAAP results and using Adjusted EBITDA only supplementally.

iRobot Corporation
8 Crosby Drive, Bedford, MA 01730-1402 Ù 781.430.3000 Ù Fax 781.430.3001 Ù www.irobot.com

iRobot Corporation
Impact of Anticipated Defense and Security (D&S) Divestiture
(in millions, except per share amounts)
(unaudited)

	For the fiscal year ended January 2, 2016
		Gross margin		Operating expenses		Operating income		Net income
	Revenue	$	%	$	%	$	%	per share

As reported (GAAP) *	$617	$289	46.8%	$228	37.0%	$61	9.9%	$1.47

D&S related **	55	24	43.6%	20	36.4%	4	7.3%	$0.10

Excluding D&S (Non-GAAP) *	$562	$265	47.2%	$208	37.0%	$57	10.1%	$1.37

	Financial expectations for the fiscal year ending December 31, 2016
								Net income
	Revenue	Gross margin %		Operating expense %		Operating income %		per share

Expected (GAAP) *	$630 - $642	47% - 48%		38% - 39%		8% - 9%		$1.20 - $1.40

D&S related **	$2 - $7	37% - 38%		120% - 150%		(100% - 110%)		($0.10 - $0.12)

Excluding D&S (Non-GAAP) *	$625 - $635	47% - 48%		38% - 39%		9% - 10%		$1.30 - $1.50

* GAAP refers to U.S. generally accepted accounting principles.

** Includes divestiture related costs

iRobot Corporation
Impact of Anticipated Defense and Security (D&S) Divestiture on Revenue
(unaudited, in millions)

	Fiscal year ended January 2, 2016	Fiscal year ending December 31, 2016

Consolidated revenue including D&S	$617	$630 - $642
Year-over-year growth %	11%	2% - 4%

Full year D&S revenue	$55	$2 - $7 *

Consolidated revenue excluding D&S	$562	$625 - $635
Year-over-year growth %	10%	11% - 13%

* Assumes the D&S divestiture is closed during the first quarter.